                                                                   EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                           MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING ("MOU") is entered into as of the 26th day of January, 2000 (the "EFFECTIVE DATE") by and between QUESTCOR PHARMACEUTICALS, INC., a California corporation ("QUESTCOR"), and DAINIPPON PHARMACEUTICAL CO., LTD. ("DAINIPPON"), a corporation organized under the laws of Japan.

                                    RECITALS

A. Dainippon and Questcor (formerly, RiboGene, Inc.) are parties to a research agreement dated January 27, 1998 (the "RESEARCH AGREEMENT") for the discovery of compounds which are active in certain Questcor Assays (as defined in Exhibit 6.2), and the parties wish to terminate the Research Agreement on mutually agreed upon terms.

B. In connection with the termination of the Research Agreement, Dainippon desires to acquire certain rights in addition to the rights and licenses granted under the license agreement dated January 27, 1998 (the "LICENSE AGREEMENT"); and

C. The parties wish to terminate the License Agreement and enter into a new license agreement as provided in this MoU.

                                    AGREEMENT

1.      LICENSE GRANT

Subject to the terms of this MoU, Questcor hereby grants Dainippon an exclusive right and license, with the right to sublicense, under Licensed Technology, to research, develop, make, have made, use and sell Products in the Territory.

Exhibit 1 hereto shall list all Licensed Patents existing as of the Effective Date, updated from time to time to include new Licensed Patents. Dainippon covenants and agrees that it will not use, directly or indirectly, the Licensed Compounds or the Licensed Technology for any purpose other than researching, developing, making, having made, using or selling Products in the Territory under this MoU and the License Agreement.

For the avoidance of doubt, the rights and licenses granted to Dainippon under this MoU shall not include any compounds screened or results generated in the course of the screening of compounds provided to Questcor by ArQule, Pharmacopeia or EnzyMed under separate agreements.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.      COMMERCIAL TERMS

2.1     LICENSE FEE.

In consideration of the license granted in Section 1, Dainippon shall pay to Questcor two million U.S. dollars (US$ 2,000,000.00) (the "LICENSE FEE"), less any applicable withholding tax not exceeding 10% of the License Fee. The License Fee shall be due on the Effective Date and payable within thirty (30) days from the Effective Date.

2.2     DEVELOPMENT MILESTONES.

Section 5.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

(a) Dainippon shall pay to Questcor the following amounts in the course of the development of each Questcor Product:

                                       [*]

(b) Dainippon shall pay to Questcor [*] of the amounts set forth in subsection (a) above in the course of the development of each Derivative Questcor Product.

(c) Dainippon shall pay to Questcor [*] of the amounts set forth in subsection (a) above in the course of the development of each Non-Antibacterial Questcor Product and each Dainippon Product.

(d) Each milestone payment shall be made for each Product only once regardless of any substitution of a Licensed Back-up Compound for a Licensed Compound and any consequent repetition of a milestone event. Any withholding tax levied at source relating to the milestone payments payable to Questcor shall be borne by Dainippon. Questcor shall reasonably assist Dainippon with respect to the payment of the tax.

2.3     ROYALTIES.

Section 5.2 (a) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(a) Dainippon shall pay to Questcor a royalty on Net Sales of each Questcor Product as follows:


          Royalty Rate in Percent (%)             Payable on portion of annual
          ---------------------------             ------------------------------
                                                  Net Sales (in U.S. $millions)
                                                  ------------------------------

                                       [*]

(b) Dainippon shall pay to Questcor [*] of the royalties set forth in subsection (a) above in the course of the sale of each Derivative Questcor Product.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                       2.

(c) Dainippon shall pay to Questcor [*] of the royalties set forth in subsection (a) above in the course of the sale of each Non-Antibacterial Questcor Product and each Dainippon Product.

3.      TECHNOLOGY TRANSFER

3.1 Questcor shall use commercially reasonable best efforts to transfer to Dainippon within thirty (30) days from the Effective Date the biological and chemical materials and the information listed in Exhibit 3.1.

3.2 The parties shall share in equal parts the direct and indirect costs actually incurred by Questcor in connection with the transfer of the technology as provided in Section 3.1; provided, however, that Dainippon shall have no obligation to pay more than forty thousand U.S. dollars (US$ 40,000.00) of such costs. Questcor shall provide Dainippon with an invoice of Dainippon's shared portion of such costs and details of such costs, which invoiced amount shall be due and payable without deductions within thirty (30) days from the date of invoice.

4.      TERMINATION OF RESEARCH AGREEMENT

4.1 The Research Agreement is hereby terminated and of no further force and effect, except as provided in Section 6.2 of this MoU, and except that
        Section 3.1 (other than (c)(iv)), Article 5 (Patent Prosecution and Defense) (except as amended by Section 6.3 of this MoU), 7 (Representation and Warranties), 8 (Indemnification), and 9 (Confidentiality) of the Research Agreement shall survive.

4.2 Questcor shall have no further obligation to conduct research activities under the Research Agreement, and Dainippon shall have no obligation to pay the installment of [*] for the third year of the Research Term (as defined in the Research Agreement) and to pay any and all costs of the full-time visiting research scientists of Dainippon incurred under
        Section 2.4 of the Research Agreement.

5.      APPLICABILITY AND RENEGOTIATION OF THE LICENSE AGREEMENT

5.1 Except to the extent modified by the terms of this MoU, the terms of the License Agreement shall continue to apply, including, without limitation, Article 3 of the License Agreement, until a new license agreement is executed as referred to in Section 5.2 below.

5.2 Promptly after the Effective Date, the parties shall renegotiate certain terms of the License Agreement. The parties shall make reasonable efforts to execute on or prior to February 29, 2000 (or such later date as mutually agreed by the parties) a new license agreement incorporating the terms contained in this MoU and such terms as the parties have agreed to amend in the course of the renegotiation of the License Agreement.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

6.      MISCELLANEOUS

6.1     BINDING MOU.

This MoU is a binding agreement by and between the parties and enforceable against each of the parties in accordance with its terms.

6.2     DEFINITIONS.

When used in this MoU, each of the terms listed in Exhibit 6.2 shall have the meaning as defined therein. The defined terms of this MoU are deemed to amend the corresponding terms defined in the License Agreement and the Research Agreement. Any capitalized terms not defined in Exhibit 6.2 or in this MoU shall have the meaning as defined in the License Agreement. The defined terms of
Article 1 of the Research Agreement which are not defined in Exhibit 6.2 or in this MoU shall survive to the extent they are used or referenced in this MoU or the License Agreement.

6.3     PATENT COSTS

Dainippon shall bear the costs relating to the filing, prosecution and maintenance of the Licensed Patents, provided that Dainippon may at its own discretion decide to or not to file, prosecute, maintain and abandon the Licensed Patents in any country or territory, and provided further, that prior to abandoning the filing, prosecution or maintenance of part or all of a Licensed Patent, Dainippon shall give Questcor sixty (60) days' notice before any relevant deadline, and Questcor shall have the right to pursue, at its own expense, the filing, prosecution and maintenance of such Licensed Patent.

6.4     AMENDMENT.

No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

6.5     CONSTRUCTION OF MOU AND CHOICE OF LAW; RESOLUTION OF DISPUTES.

(a) This MoU and its terms and conditions shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions and also excluding the United Nations Convention on Contracts for the International Sale of Goods. The official text of the MoU and any notices given or accounts or statements required hereby shall be in English.

(b) All disputes which may arise between the parties hereto in relation to the interpretation or administration of this MoU shall be resolved by the agreement of the Chief Executive Officers or the Presidents of the respective parties.

(c) Any disputes which cannot be resolved in this manner shall be finally settled by arbitration in accordance with the Conciliation and Arbitration Rules of the International

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       4.

        Chamber of Commerce. The arbitration shall be held in San Francisco. The award rendered by the arbitration shall in any case be final and binding upon the parties hereto.

6.6     FORCE MAJEURE

Any delays in performance by any party under this MoU shall not be considered a breach of this MoU if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

6.7     SEVERABILITY.

If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

6.8     PUBLICITY.

Within five (5) business days from the Effective Date, the parties shall agree on a press release concerning this MoU. Except for that press release, or as required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the existence of or the performance under this MoU, without the prior written approval of the other party, which approval shall not be unreasonably withheld, but in no case shall be withheld for longer than fifteen (15) days.

6.9     COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

6.10    ENTIRE AGREEMENT.

This MoU, the License Agreement, and any and all Exhibits referred to herein or therein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       5.

IN WITNESS WHEREOF, both Dainippon and Questcor have executed this MoU, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year hereinabove written.

QUESTCOR PHARMACEUTICALS, INC.              DAINIPPON PHARMACEUTICAL CO., LTD.



By:                                         By:
Name:   Charles J. Casamento                Name:  Kenjiro Miyatake
Title:  Chairman, President and             Title: President
        Chief Executive Officer



[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       6.

                                    EXHIBIT 1

                                LICENSED PATENTS



[*]



[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

                                   EXHIBIT 3.1

                           TECHNOLOGY TRANSFER PROGRAM

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.

                                   EXHIBIT 6.2

                                   DEFINITIONS

"DAINIPPON PRODUCT" shall mean any Product containing a Dainippon Compound.

"DERIVATIVE QUESTCOR PRODUCT" shall mean any Product containing a Derivative Questcor Program Compound.

"LICENSED BACK-UP COMPOUND" shall mean a Licensed Compound which is in the same chemical class as a Licensed Compound, and which is developed to replace a Licensed Compound whose development has been discontinued.

"LICENSED COMPOUND" shall mean:

        a) any compounds from the Questcor library which have been shown to be active in Questcor Assays;

        b)      any compounds designed or synthesized by Questcor wholly or in part in the course of the Research Program;

                        (each compound falling within the categories a) through
                        b) being a "QUESTCOR PROGRAM COMPOUND")

        c)      any compounds claimed in a Licensed Patent;

                        (each compound falling within the categories a) through
                        c) above being a "QUESTCOR COMPOUND")

        d)      any analogs or derivatives of compounds falling within (a) or
                (b) (each a "DERIVATIVE QUESTCOR PROGRAM COMPOUND");

        e) any compounds tested in Questcor Assays under this MoU and with activity in Questcor Assays, other than those falling within (a) through (d) above (each a "DAINIPPON COMPOUND"). For avoidance of doubt, the parties agree that any compounds which Dainippon has discovered using assays other than Questcor Assays and develops on the basis of activity other than Targets shall not be included in "Dainippon Compound".

"LICENSED PATENT" shall mean any patent claiming inventions or discoveries within the Licensed Technology made prior to termination of the Research Agreement, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, and any patent applications claiming inventions or discoveries within the Licensed Technology made prior to termination of the Research Agreement, including, without limitation, any provisionals, divisionals, continuations, continuations-in-part.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.

"LICENSED TECHNOLOGY" shall mean RiboGene Technology and Collaboration Technology (both as defined in the Research Agreement).

"PRODUCT" shall mean any pharmaceutical product, including all formulations, line extensions or modes of administration thereof, which contains a Licensed Compound as an active ingredient.

"QUESTCOR ASSAYS" shall mean any Target specific assays.

"NON-ANTIBACTERIAL QUESTCOR PRODUCT" shall mean any Product containing a Questcor Program Compound developed or sold for uses other than therapeutic treatment of bacterial infections in humans.

"QUESTCOR PRODUCT" shall mean any Product containing a Questcor Compound.

"TARGET(s)" shall mean ppGpp and Deformylase.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY SQUARE BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.